                                                                    EXHIBIT 4(a)

KEMPER INVESTORS LIFE INSURANCE COMPANY                     [ZURICH KEMPER LOGO]

A Stock Life Insurance Company

1 Kemper Drive

Long Grove, Illinois 60049-0001







We agree to pay an annuity to the Annuitant provided the Annuitant is living and the Certificate is in force on the Annuity Date.

We further agree to pay the death benefit prior to the Annuity Date upon the death of the Certificate Owner or, in certain circumstances, the death of the Annuitant. Payment will be made upon our receipt of due proof of death and the return of the Certificate.

This Contract is issued in consideration of the attached application and payment of the initial purchase payment.

The provisions on this cover and the pages that follow are part of this Contract.

Signed for Kemper Investor Life Insurance Company at its home office in Long Grove, Illinois.

     /s/ DEBRA P. REZABEK                      /s/ GALE K. CARUSO
           Secretary                                President

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY


NON-PARTICIPATING


ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. WITHDRAWALS AND TRANSFERS FROM THE GUARANTEED PERIOD VALUE BEFORE THE END OF THE GUARANTEED PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT.

This is a legal contract between the Contractholder and Kemper Investors Life Insurance Company.

READ YOUR CONTRACT CAREFULLY

Policy Form No. L-8613


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                                      INDEX



                                                                                                 Page

ANNUITY OPTION TABLE                                                                     Follows page 19

ANNUITY PERIOD PROVISIONS                                                                        15 - 19
         Election of Annuity Option                                                              15 - 16
         Annuity Options                                                                         16
         Transfers During the Annuity Period                                                     18 - 19

APPLICATION                                                                              Follows Contract Schedule

CONTRACT SCHEDULE                                                                        Follows Index

DEATH BENEFIT PROVISIONS                                                                         14 - 15
         Amount Payable Upon Death                                                               14
         Payment of Death Benefits                                                               14 - 15

DEFINITIONS                                                                                      5 - 7

ENDORSEMENT, if any                                                                      Follows Annuity Option Table

FIXED ACCOUNT PROVISIONS                                                                         10
         Fixed Account                                                                           10
         Fixed Account Certificate Value                                                         10

GENERAL PROVISIONS                                                                               7 - 8
         The Certificate                                                                         7
         The Certificate                                                                         7
         Incontestability                                                                        7
         Assignment                                                                              7
         Reports                                                                                 8
         Premium Taxes                                                                           8

GUARANTEE PERIOD PROVISIONS                                                                      10
         Guarantee Period Value                                                                  10

OWNERSHIP PROVISIONS                                                                             8 - 9
         Owner of Certificate                                                                    8
         Change of Ownership                                                                     8
         Beneficiary                                                                             9

PURCHASE PAYMENT PROVISIONS                                                                      9
         Initial Purchase Payment                                                                9
         Purchase Payment Limitations                                                            9

TRANSFER AND WITHDRAWAL PROVISIONS                                                               13 - 14
         Transfers During the Accumulation Period                                                13
         Withdrawals During the Accumulation Period                                              13
         Transfer and Withdrawal Procedures                                                      13 - 14

VARIABLE ACCOUNT PROVISIONS                                                                      11 - 12
         Separate Account                                                                        11
         Liabilities Of Separate Account                                                         11
         Subaccounts                                                                             11
         Rights Reserved By the Company                                                          11 - 12
         Accumulation Unit Value                                                                 12


                               CONTRACT SCHEDULE




DESCRIPTION OF ANNUITY: GROUP FLEXIBLE PREMIUM MODIFIED
                        GUARANTEED, FIXED AND VARIABLE DEFERRED
                        ANNUITY



THE CERTIFICATE OWNER(S), BENEFICIARY(IES) AND ANNUITY DATE ARE AS STATED IN THE APPLICATION FOR THE CERTIFICATE UNLESS SUBSEQUENTLY
CHANGED IN ACCORDANCE WITH THE CERTIFICATE PROVISIONS.

GUARANTEED PERIODS AVAILABLE ON CONTRACT DATE:

     [ 1 THROUGH 10 ]  YEARS

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
SUBACCOUNTS AVAILABLE ON CONTRACT DATE:
[KEMPER MONEY MARKET
KEMPER GOVERNMENT SECURITIES
KEMPER HIGH YIELD
KEMPER TOTAL RETURN
KEMPER GROWTH
KEMPER SMALL CAP GROWTH
KEMPER INVESTMENT GRADE BOND
KEMPER TECHNOLOGY GROWTH
SCUDDER VLIF BOND
SCUDDER VLIF CAPITAL GROWTH
SCUDDER VLIF INTERNATIONAL
JANUS ASPEN GROWTH
JANUS ASPEN BALANCED
JANUS ASPEN AGGRESSIVE GROWTH
JANUS ASPEN WORLDWIDE GROWTH
FIDELITY VIP II INDEX 500
FIDELITY VIP EQUITY-INCOME
FIDELITY VIP GROWTH
FIDELITY VIP II CONTRAFUND
ALGER AMERICAN GROWTH
ALGER AMERICAN SMALL CAPITALIZATION
ALGER AMERICAN MIDCAP GROWTH
AMERICAN CENTURY VP INCOME & GROWTH
AMERICAN CENTURY VP VALUE
J.P. MORGAN SMALL COMPANY
DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND
WARBURG PINCUS EMERGING MARKETS]

L-8613

                             CONTRACT SCHEDULE


GROUP CONTRACT NUMBER: T001                        CONTRACT DATE: JULY 1, 2000

OWNER: XYZ GROUP

MAXIMUM ANNUITIZATION AGE: [95]

MINIMUM INITIAL PURCHASE PAYMENT:                    [$25,000
MINIMUM SUBSEQUENT PURCHASE PAYMENT:                 $100
MAXIMUM PURCHASE PAYMENTS PER CERTIFICATE YEAR:      $1,000,000]




SEPARATE ACCOUNT CHARGES:
     DEDUCTED DAILY FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE:              [1.40% ANNUALLY]



[RECORD MAINTENANCE CHARGE:
WE WILL ASSESS A RECORDS MAINTENANCE CHARGE ON THE CERTIFICATE AT THE END OF EACH CALENDAR QUARTER IN WHICH THE CERTIFICATE OWNER PARTICIPATES IN THE SEPARATE ACCOUNT, UPON A FULL WITHDRAWAL, AND ON THE ANNUITY DATE. THIS CHARGE WILL NOT BE ASSESSED AFTER THE ANNUITY DATE. THIS CHARGE WILL BE DEDUCTED ON A PROPORTIONAL BASIS FROM AMOUNTS ALLOCATED TO THE SUBACCOUNTS. TO THE EXTENT NEEDED, IT WILL BE DEDUCTED FROM THE GUARANTEE PERIODS. WE RESERVE THE RIGHT TO MAKE THIS DEDUCTION FROM THE FIXED ACCOUNT. THE AMOUNT OF THIS CHARGE WILL DEPEND ON THE SIZE OF THE CERTIFICATE VALUE ON THE DATE THE CHARGE IS MADE:

              AMOUNT OF                      RECORDS MAINTENANCE
              CERTIFICATE VALUE              CHARGE
              LESS THAN $25,000              $7.50
              $25,000 TO $49,999.99          $3.75
              $50,000 AND OVER               NONE]

[TRANSFER CHARGE:
WE RESERVE THE RIGHT TO CHARGE ON THE CERTIFICATE $25 FOR EACH TRANSFER IN EXCESS OF 12 IN A CERTIFICATE YEAR.]

L-8613

                               CONTRACT SCHEDULE









MARKET VALUE ADJUSTMENT FORMULA:


[THIS ADJUSTMENT IS MADE ON THE CERTIFICATE FOR AMOUNTS TRANSFERRED OR WITHDRAWN BEFORE THE END OF A GUARANTEE PERIOD. THE ADJUSTMENT MAY BE POSITIVE OR NEGATIVE BUT THE ADJUSTMENT IS NEVER MORE THAN THE AMOUNT TRANSFERRED OR WITHDRAWN. THE MARKET VALUE ADJUSTMENT IS SUBTRACTED FROM THE AMOUNT THAT IS WITHDRAWN FROM THE GUARANTEE PERIOD.

THE MARKET VALUE ADJUSTMENT IS THE PRODUCT OF (1), (2), (3) AND (4) WHERE:

(1) .075

(2) THE NUMBER OF MONTHS REMAINING IN THE GUARANTEE PERIOD

(3) THE INTEREST RATE BEING GUARANTEED ON NEW ALLOCATIONS TO A GUARANTEE PERIOD WITH THE PERIOD EQUAL TO THE GUARANTEE PERIOD LESS THE RATE GUARANTEED ON THE MONEY BEING WITHDRAWN OR TRANSFERRED.

(4) THE AMOUNT WITHDRAWN OR TRANSFERRED.]

L-8613

DEFINITIONS               ACCUMULATION PERIOD: The period between the Issue Date
                          and the Annuity Date.

                          ACCUMULATION UNIT: An accounting unit of measure used to calculate the value of each Subaccount.

                          AGE: The attained age of the Annuitant.

                          ANNUITANT: The person named in the application for the Certificate during whose lifetime the Annuity is to be paid. When two people are named as Joint Annuitants the term "Annuitant" means the Joint Annuitants or the survivor. Under qualified plans, only the spouse may be named as Joint Annuitant. You may not change the person(s) named as the Annuitant.

                          ANNUITY: A series of payments paid in accordance with the Certificate which begins on the Annuity Date.

                          ANNUITY DATE: The date on which the Certificate matures and Annuity payments begin. It must be at least one year from the Issue Date and no later than the maximum age at annuitization as stated in the Certificate Schedule, unless otherwise agreed. The Certificate Owner may change the Annuity Date, but not beyond the maximum age.

                          ANNUITY PERIOD: This is the period that starts on the Annuity Date.

                          ANNUITY UNIT: An accounting unit of measure used to calculate the amount of variable Annuity payments after the first Annuity payment.

                          CERTIFICATE: An individual Certificate which we issue to each Certificate Owner as evidence of the rights and benefits under the Certificate.

                          CERTIFICATE OWNER: The party(ies) named as Certificate Owner in the application unless later changed as provided in the Certificate. (See Change of Ownership.) The Certificate Owner is the Annuitant unless a different Certificate Owner is named in the application. Under a nonqualified annuity when more than one person is named as Certificate Owner, the term Certificate Owner means Joint Certificate Owners. The Certificate Owner may be changed during the lifetime of the Certificate Owner and the Annuitant. The Certificate Owner, prior to the Annuity Date or any distribution of any death benefit, has the exclusive right to exercise every option and right conferred by the Certificate.

                          CERTIFICATE VALUE: The sum of the Fixed Account Certificate Value plus the Separate Account Certificate Value plus the Guarantee Period Value.

                          CERTIFICATE YEAR: A one-year period starting on the Issue Date and successive Certificate anniversaries.

                          CONTRACT DATE, CONTRACT YEAR: The contract date is stated in the contract schedule. Subsequent contract years shall begin on anniversaries of the contract date.

                          CONTRACTHOLDER: The Contractholder is the group trust maintaining the certificates as stated in the contract schedule. It is the entity to which the contract is issued.

                          FIXED ACCOUNT: Our assets other than those allocated to the Separate Account or any other separate account under which we guarantee a fixed rate of return.

                          FIXED ACCOUNT CERTIFICATE VALUE: The Fixed Account Certificate Value is the value of amounts allocated under the Certificate to the Fixed Account.




Policy Form No. L-8613                                                   Page 5

Policy Form No. L-8613                                                   Page 6



DEFINITIONS (CONTINUED)

                       FIXED ANNUITY: An Annuity payment that does not vary with investment performance.

                       FUND: An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                       GUARANTEE PERIOD: A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the Certificate Schedule.

                       GUARANTEE PERIOD VALUE: The Guarantee Period Value is the value of amounts allocated under the Certificate to a Guarantee Period. It is equal to the (1) Purchase Payment allocated or the amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals and transfers adjusted for (4) any applicable Market Value Adjustment previously made. There is a $5000 minimum on the sum of Purchase Payments and amounts transferred to any Guarantee Period Value.

                       ISSUE DATE: The Issue Date is stated in the Certificate Schedule. It is the date your initial Purchase Payment is available for use and your application has been accepted by us. It is also the date on which your Purchase Payment begins to be credited with interest and/or investment experience.

                       MARKET ADJUSTED VALUE: A Guarantee Period Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

                       MARKET VALUE ADJUSTMENT: An adjustment of Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the Certificate Schedule.

                       MORTALITY AND EXPENSE RISK CHARGE: A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for our assumption of mortality risks and expense guarantees. The charge is shown on the Certificate Schedule.

                       NONQUALIFIED: The Certificate issued to other than a qualified plan.

                       PURCHASE PAYMENTS: The dollar amount we receive in U.S. currency to buy the benefits the Certificate provides.

                       QUALIFIED PLAN: The Certificate issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408 or 457 of the Internal Revenue Code as amended.

                       RECORDS MAINTENANCE CHARGE: A charge assessed against your Certificate as specified in the Certificate Schedule. We reserve the right to make this charge against the Fixed Account Certificate Value or the Guarantee Period Value.

                       RECEIVED: Received by Kemper Investors Life Insurance Company at its home office in Long Grove, Illinois.

                       SEPARATE ACCOUNT: A unit investment trust registered with the Securities and Exchange Commission under the Investment Act of 1940 known as the KILICO Variable Annuity Separate Account.

                            SEPARATE ACCOUNT CERTIFICATE VALUE: The sum of the Subaccount Values of the Certificate on Valuation Date.

                            SUBACCOUNTS: The Separate Account has Subaccounts. The Subaccounts initially available are stated in the Certificate Schedule.

                            SUBACCOUNT VALUE: The value of each Subaccount calculated separately according to the formulas stated in the Certificate.

                            VALUATION DATE: Each business day that applicable law requires that we value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                            VALUATION PERIOD: The period that starts at the close of a Valuation Date and ends at the close of business the next succeeding Valuation Date.

                            VARIABLE ANNUITY: An Annuity payment which varies as to dollar amount because of Subaccount investment experience.

                            WE, OUR, US: Kemper Investors Life Insurance
                            Company, Long Grove, Illinois.


GENERAL PROVISIONS

THE CONTRACT                The Contract, Certificate, any application attached
                            to the Certificate, and any endorsements constitute the entire contract between the parties. All statements made in the application are deemed representation and not warranties. No statement will void this contract or be used as a defense of a claim unless it is contained in the application.

THE CERTIFICATE             We will issue an individual Certificate to each
                            Certificate Owner as evidence of his or her rights and benefits under the Contract

SUCCESSOR CONTRACTHOLDER    The Contractholder, with our consent, may at any
                            time appoint a successor contractholder. The successor contractholder has all the rights, duties, and obligations of the original Contractholder.

DISCONTINUANCE OF NEW       By giving thirty days prior written notice to the
PARTICIPANTS                Contractholder, we may limit or discontinue the
                            acceptance of new applications and the issuance of new certificates under this contact. Such limitation or discontinuance will have no effect on the rights or benefits of any Certificate Owner whose Certificate was issued prior to the effective date of such limitation or discontinuance.

MODIFICATION OF CONTRACT    Only our president, secretary and assistant
                            secretaries have the power to approve a change or waive any provision of the Contract. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of the Contract.

                            Upon notice to the Certificate Owner or the payees during the annuity period, the Certificate or Contractholder may be modified by us as is necessary to comply with any law or regulation issued by a governmental agency to which we or the Separate Account is subject or as is necessary to assure continued qualification of the Certificate or Contract under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in the best interests of the Contractholder and Certificate Owners. In the event of a modification, we may make appropriate endorsement to the Certificate or Contract and we will obtain all required regulatory approvals.


Policy Form No. L-8613                                                   Page 7

Policy Form No. L-8613                                                   Page 8

INCONTESTABILITY            We cannot contest the Contract after it has been in
                            force for two years from the Issue Date.

CHANGE OF ANNUITY DATE      The Certificate Owner may write to us prior to
                            distribution of a death benefit or the first Annuity payment date and request a change of the Annuity
                            Date.

ASSIGNMENT                  No assignment under the Contract or the Certificate
                            is binding unless we receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. Once filed, the rights of the Contractholder, Certificate Owner, Annuitant and beneficiary are subject to the assignment. Any claim is subject to proof of interest of the assignee.

DUE PROOF OF DEATH          We must receive written proof upon the death of the
                            Certificate Owner or the Annuitant when a death benefit is payable. The proof may be a certified death Certificate, the written statement of a physician, or any other proof satisfactory to us.

CERTIFICATE VALUES          Any available Certificate Value and death benefit
AND DEATH BENEFITS          will not be less than the DEATH minimum benefit
                            required by the statutes of the state in which the Certificate is delivered.

NON-PARTICIPATING           The Contract does not pay dividends. It will not
                            share in our surplus or earnings.

REPORTS At least once each Certificate Year we will send the Certificate Owner a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.

PREMIUM TAXES               We will make a deduction for state premium taxes in
                            certain situations. On any Certificate subject to premium tax, as provided under applicable law, the tax will be deducted from: a. The Purchase Payments when we receive them; b. the Certificate Value upon total withdrawal; or c. from the total Certificate
                            Value applied to an annuity option at the time
                            Annuity payments start.

QUALIFIED PLANS             If the Certificate is issued under a qualified plan
                            additional provisions may apply. The rider or amendment to the Certificate used to qualify it under the applicable section of the Internal Revenue
                            Code will indicate the extent of change in the provisions.

DETERMINATION               The method of determination by us of the investment
OF VALUES                   experience factor, the number and value of
                            Accumulation Units, and the number and value of Annuity Units shall be conclusive upon the Contractholder, Certificate Owner, any Payee, and any Beneficiary.

GOVERNING LAW               The Certificate will be governed by the laws of the
                            jurisdiction where the Certificate is delivered and interpreted under the laws of Illinois.

CREDITORS                   The proceeds of the Contract or Certificate and any
                            payment under an annuity option will be exempt from the claim of creditors and from legal process to the extent permitted by law.

OWNERSHIP PROVISIONS

OWNER OF CERTIFICATE        The Annuitant is the original Certificate Owner
                            unless otherwise provided in the application.

                            Before the Annuity Date or any distribution of death benefit, the Certificate Owner has the right to cancel or amend the Certificate if we agree. The Certificate Owner may exercise every option and right conferred by the Certificate.

CHANGE OF CERTIFICATE       The Certificate Owner may change the Certificate
OWNERSHIP                   Owner by written request at any time while the
                            Certificate Owner and Annuitant are alive. The
                            Certificate Owner must furnish information sufficient to clearly identify the new Certificate
                            Owner. The change is subject to any existing assignment of the Certificate. When we record the effective date of the change, it will be the date the notice was signed except for action taken by us prior to receiving the request. Any change is subject to the payment of any proceeds. We may require the Certificate Owner to return the Certificate to us for endorsement of a change.

DEATH OF BENEFICIARY        The interest of a beneficiary who dies before the
                            distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to the Certificate
                            Owner's estate when a Certificate Owner dies, or to the estate of the annuitant upon the death of the annuitant if the Certificate Owner is not also the Annuitant. If a beneficiary dies within ten days of the date of the Certificate Owner's death, the death benefit will be paid as if the Certificate's Owner had survived the beneficiary. If a beneficiary dies within ten days of the death of the Annuitant and the Certificate Owner is not the Annuitant, we will pay the death benefit as if the Annuitant survived the beneficiary. If the Certificate Owner, the Annuitant, and the beneficiary die simultaneously, we will pay the death benefit as if the Certificate
                            Owner had survived the Annuitant and the beneficiary.

PURCHASE PAYMENT PROVISIONS

INITIAL PURCHASE PAYMENT    The minimum initial Purchase Payment is shown on the
                            Certificate Schedule.

PURCHASE PAYMENT            The minimum and maximum Purchase Payments that may
LIMITATIONS                 be made are shown on the Certificate Schedule. We
                            reserve the right to waive or modify these limits and to not accept any Purchase Payment.

                            Subsequent Purchase Payments will be allocated according to the Certificate Owners most recent instructions at the time we receive the Certificate Owners Purchase Payment.

PLACE OF PAYMENT            All Purchase Payments under the Contract or
                            Certificate must be paid to us at our home office or such other location as we may select. We will notify the Contractholder and Certificate Owner and any other interested parties in writing of such other locations. Purchase Payments received by an agent will begin earning interest after we receive it.





Policy Form No. L-8613                                                  Page 9

Policy Form No. L-8613                                                  Page 10

FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT               The Fixed Account Certificate Value is increased by:
CERTIFICATE VALUE           1. the Certificate Owner's Purchase Payment
                            allocated to the Fixed Account; 2. amounts
                            transferred from a Guarantee Period or Subaccount to
                            the Fixed Account at the Certificate Owner's
                            request; and 3. the interest credited to amounts so
                            allocated or transferred. Transfers, charges, and
                            withdrawals from the Fixed Account reduce the Fixed
                            Account Certificate Value.

                            During the Accumulation Period, the Fixed Account is restricted to allocations that will be systematically transferred into the Subaccounts and Guarantee Period Accounts. At the time that the Certificate Owner allocates a Purchase Payment or transfer money into the Fixed Account, the Certificate Owner must choose a transfer schedule that is acceptable to us. We will credit interest at an annual effective interest rate of at least 3%. At the time of each allocation, we will guarantee a rate for at least one year or the period over which the transfer is to be effected, if less. Different interest rates may apply to different allocations. Any rate above 3% will be at our discretion. We will not unfairly discriminate between different classes of Certificates.

GUARANTEE PERIOD PROVISIONS

GUARANTEE PERIOD            We hold all amounts allocated to a Guarantee Period
                            in a non-unitized separate account. The assets of this separate account equal to the reserves and other liabilities of this separate account will not be charged with liabilities arising out of any other business we may conduct. The initial Guarantee
                            Periods available under the Certificate are shown in the Certificate Schedule.

GUARANTEE PERIOD VALUE      On any Valuation Date, the Guarantee Period Value
                            includes:
                            1. the Certificate Owners Purchase Payments or
                               transfers allocated to the Guarantee Period Value at the beginning of its Guarantee Period; plus
                            2. interest credited; minus
                            3. withdrawals and transfers; minus
                            4. any applicable portion of the Records Maintenance
                               Charge and charges for other benefits; adjusted for
                            5. any applicable Market Value Adjustment previously
                               made.

                            The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the Certificate Schedule. The initial interest rate credited to subsequent Purchase Payments will be declared at the time the payment is received.

                            At the end of a Guarantee Period, the Guarantee Period Value will be transferred to a money market Subaccount unless the Certificate Owner tells us to do otherwise.

ACCUMULATED GUARANTEE       On any Valuation Date, the Accumulated Guarantee
PERIOD VALUE                Period Value is the sum of the Guarantee Period
                            Values. At any time during the Accumulation Period, the Accumulated Guarantee Period Value may be allocated to more than one Guarantee Period with our agreement.

                            We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of a Certificate Year a result identical to the one produced by applying an annual interest rate.

GUARANTEE PERIOD PROVISIONS (CONTINUED)

MARKET VALUE ADJUSTMENT     The Market Value Adjustment formula is stated in the
                            Certificate Schedule. This formula is applicable for both an upward or downward adjustment to a Guarantee
                            Period Value when, prior to the end of a Guarantee
                            Period, such value is:

                            1. taken as a total or partial withdrawal;
                            2. applied to purchase an Annuity; or
                            3. transferred to another Guarantee Period, the
                               Fixed Account or a Subaccount.

VARIABLE ACCOUNT PROVISIONS

SEPARATE ACCOUNT            The variable benefits under the Certificate are
                            provided through the KILICO Variable Annuity
                            Separate Account. This is called the Separate
                            Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by us into which a portion of the company's assets have been allocated for the Certificates.

LIABILITIES OF SEPARATE     The assets equal to the reserves and other
ACCOUNT                     liabilities of the Separate Account will not be
                            charged with liabilities arising out of any other business we may conduct. We will value the assets of the Separate Account on each Valuation Date.

SEPARATE ACCOUNT            On any valuation Date the Separate Account
CERTIFICATE VALUE           Certificate Value is the sum of its Subaccount
                            values.

SUBACCOUNTS                 The Separate Account consists of Subaccounts. The
                            initial Subaccounts available under the Certificate are shown in the Certificate Schedule. We may, from time to time, combine or remove Subaccounts in the Separate Account and establish additional
                            Subaccounts of the Separate Account. In such event we may permit the Certificate Owner to select other
                            Subaccounts under the Certificate. However, the right to select any other Subaccount is limited by the terms and conditions we may impose on such transactions.

FUND Each Subaccount of the Separate Account will buy shares of a separate series of a fund. Each fund is registered under the Investment Company Act of 1940 as an open-end management investment company. Each series of a fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                            If we establish additional Subaccounts each new Subaccount will invest in a new series of a fund or in shares of another investment company. We may also substitute other investment companies.


















Policy Form No. L-8613                                                 Page 11

Policy Form No. L-8613                                                 Page 12

RIGHTS RESERVED BY THE      We reserve the right, subject to compliance with the
COMPANY                     current law or as it may be changed in the future:

                            1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                            2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                            3. To transfer any assets in any Subaccount to another Subaccount or to one or more separate accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                            4. To delete the shares of any of the portfolios of a fund or any other open-end investment company and to substitute, for the fund shares held in any Subaccount, the shares of another portfolio of a fund or the shares of another investment company or any other investment permitted by law; and

                            5. To change the way we assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the funds in connection with the Certificate.

                            When required by law, we will obtain your approval of such changes and the approval of any regulatory authority.

ACCUMULATION UNIT VALUE     Each Subaccount has an Accumulation Unit Value. When
                            Purchase Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the Accumulation Unit Value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

                            The value of a Subaccount on any Valuation Date is the number of units held in the Subaccount times the Accumulation Unit Value on that Valuation Date.

                            The Accumulation Unit Value for each subsequent Valuation Period is the investment experience factor for that period multiplied by the Accumulation Unit Value for the period immediately preceding. Each Valuation Period has a single Accumulation Unit Value that is applied to each day in the period. The number of Accumulation Units will not change as a result of investment experience.

INVESTMENT EXPERIENCE       Each Subaccount has its own investment experience
FACTOR                      factor. The investment experience of the Separate
                            Account is calculated by applying the investment experience factor to the value in each Subaccount during a Valuation Period.

                            The investment experience factor of a Subaccount for a Valuation Period is determined by dividing 1. by
                            2. and subtracting 3. from the result, where:

                            1. is the net result of;

                            a. the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

                            b. the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                            c. a charge or credit for taxes reserved for the current Valuation Period which we determine resulted from the investment operations of the Subaccount.

                            2. is the net asset value per share of the investment held in the Subaccount, determined at the end of the last Valuation Period.

                            3. is the factor representing the sum of the Separate Account charges stated in the Certificate Schedule for the number of days in the Valuation Period.

TRANSFERS DURING THE        All or part of the Separate Account Certificate
ACCUMULATION PERIOD         Value or a Guarantee Period Value may be transferred
                            to the Fixed Account or to another Subaccount or Guarantee Period. We will allow the first transfer at the end of the free look period.

                            The Certificate Value transferred into or out of the Guarantee Periods must be at least $5,000 unless the entire Guarantee Period Value is transferred. Any transfer from a Guarantee Period is subject to a Market Value Adjustment unless the transfer is effective on the Guarantee Period maturity date.

                            No transfer may be made within seven calendar days of the date on which the first annuity payment is due.

                            We reserve the right to charge for transfers as described in the Certificate Schedule.

                            Any transfer request must clearly specify: 1. the amount which is to be transferred; and 2. the names of the accounts which are affected. We will only honor a telephone transfer request if a properly executed telephone transfer authorization is on file with us. Such request for a transfer must comply with the conditions of the authorization.

                            We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

WITHDRAWALS DURING THE      During the Accumulation Period, the Certificate
ACCUMULATION PERIOD         Owner may withdraw all or part of the Certificate
                            Value reduced by any applicable premium taxes and adjusted by any applicable Market Value Adjustment.
                            The Market Value Adjustment formula will be applied to the applicable portion of the total value withdrawn. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee
                            Period. The Certificate Owner must return the
                            Certificate to us if the Certificate Owner elects a total withdrawal.

                            Withdrawals are subject to these conditions:

                            Withdrawals from the Subaccounts will reduce the amounts in each Subaccount on a proportional basis, unless the Certificate Owner tells us otherwise.

                            Each withdrawal from a Guarantee Period must be at least $5,000 or the value that remains in the Guarantee Period, if smaller;

                            The maximum the Certificate Owner may withdraw from any account is the value of the respective account.

                            We reserve the right to restrict partial withdrawals from the Fixed Account in the first Certificate Year.






Policy Form No. L-8613                                                  Page 13

Policy Form No. L-8613                                                 Page 14

TRANSFER AND WITHDRAWAL     We will withdraw or transfer from the Fixed Account
PROCEDURES                  or Guarantee Periods as of the Valuation Date that
                            follows the date we receive the Certificate Owners written or telephone transfer request. Amounts to be withdrawn or transferred from the Fixed Account or Guarantee Periods will be done on a first in - first out basis, unless the Certificate Owners requesst otherwise. To process a withdrawal, the request must contain all required information.

                            We will redeem the necessary number of Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined on the basis of the Accumulation Unit Value at the end of the Valuation Period when we receive the request, provided the request contains all required information. We will pay the amount within seven calendar days after the date we receive the request, except as provided below.

DEFERMENT OF WITHDRAWAL     If the withdrawal or transfer is to be made from a
TRANSFER                    Subaccount, we may suspend the right of withdrawal
                            or transfer or delay payment more than seven calendar days if: 1. during any period when the New
                            York Stock Exchange is closed other than customary weekend and holiday closings; 2. when trading markets normally utilized are restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit Value is not practical; or 3. for such other periods as the Securities and Exchange Commission by order may permit for protection of Certificate Owners.

                            We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after the Certificate Owner sends us a written request. During the period of deferral, we will continue to credit interest, at the then current interest rate(s), to the Fixed Account Certificate Value and/or each Guarantee Period Value.

DEATH BENEFIT PROVISIONS

AMOUNT PAYABLE UPON DEATH   We compute the death benefit at the end of the
                            Valuation Period following our receipt of due proof of death and the return of the Certificate.

                            If death occurs prior to attaining age 75, we will pay the greater of: a. the Certificate Value; or b. the total amount of Purchase Payments, less the aggregate dollar amount of all previous withdrawals or c. the amount that would have been payable in the event of a full surrender. We will pay the larger of the Certificate Value or the amount that would have been payable in the event of a full surrender if death occurs at age 75 or later.

PAYMENT OF DEATH BENEFITS   If a Certificate Owner or the last surviving
                            annuitant dies while the Certificate is in effect and before the Annuity Date, we will pay a death benefit. If a Certificate Owner is a non-natural person, the death of an annuitant will be considered as the death of a Certificate Owner for purposes of this death benefit provision.

                            If an annuitant dies after the Annuity Date, the death benefit, if any, will depend on the Annuity Option in effect. If a Certificate Owner dies after the Annuity Date, income payments will be made at least as rapidly as under the method of distribution being used as of the date of such death.

                            We will pay the death benefit to the beneficiary when we receive due proof of death. We will then have no further obligation under the Certificate.

                            When the Certificate Owner dies, we will pay the death benefit in a lump sum. The entire interest in the Certificate must be distributed within five years from the date of death unless it is applied under an Annuity Option or the spouse continues the Certificate as described below.

                            Instead of a lump sum payment the beneficiary may elect to have the death benefit distributed as stated in Option 1 for a period not to exceed the beneficiary's life expectancy; or Options 2, or 3 based upon the life expectancy of the beneficiary as prescribed by federal regulations. The beneficiary must make this choice within sixty days of the time we receive due proof of death and distribution must commence within one year of the date of death.

                            If the beneficiary is not a natural person, the beneficiary must elect that the entire death benefit be distributed within five years of the Certificate Owner's death.

                            Distribution of the death benefit must start within one year after your death. It may start later if prescribed by federal regulations.

                            If the primary beneficiary is the surviving spouse when the Certificate Owner dies, the surviving spouse may elect to be the successor Certificate Owner of the Certificate, in lieu of receiving a death benefit. There will be no requirement to start a distribution of death benefits.

ANNUITY PERIOD PROVISIONS

ELECTION OF ANNUITY OPTION  We must receive an election of Annuity option in writing. The Certificate Owner may make an election before the Annuity Date providing the Annuitant is alive. The Annuitant may make an election on the Annuity Date unless the Certificate Owner has restricted the right to make such an election. The beneficiary may make an election when we pay the death benefit.

                            An election will be revoked by 1. a subsequent change of beneficiary; or 2. an assignment of the Certificate unless the assignment provides otherwise.

                            Subject to the terms of the death benefit provision, the beneficiary may elect to have the death benefit remain with us under one of the Annuity options.

                            If an Annuity option is not elected, an Annuity will be paid under Option 3 for a guaranteed period of ten years and for as long thereafter as the Annuitant is alive.

                            If the total Certificate Value is applied under one of the Annuity options, the Certificate must be surrendered to us.

                            An option cannot be changed after the first Annuity payment is made.

                            If, on the seventh calendar day before the first Annuity payment due date, all the Certificate Value is allocated to the Fixed Account or Guarantee Periods, the Annuity will be paid as a Fixed Annuity. The Fixed Annuity is funded in our General Account, which consists of our assets other than those allocated to the Separate Account or any other separate account. If all of the Certificate Value on such date is allocated to the Separate Account, the Annuity will be paid as a Variable Annuity. If the Certificate Value on such date is allocated to both the Fixed Account or a Guarantee Period and a Subaccount, then the Annuity will be paid as a combination of a Fixed and a Variable Annuity. A Fixed and Variable Annuity payment will reflect the investment performance of the Subaccounts in accordance with the allocation of the Certificate Values existing on such date. Allocations will not be changed thereafter, except as provided in the Transfers During the Annuity Period provision of the Certificate.


Policy Form No. L-8613                                                 Page 15

Policy Form No. L-8613                                                 Page 16

                            Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in the Certificate. The age in the tables is the age of the payee on the last birthday before the first payment is due. We reserve the right to deduct one year from the age for each 10 calendar years that have elapsed since the year 2000.

                            The option selected must result in a payment that is at least equal to our minimum payment, according to our rules, at the time the Annuity option is chosen. If at any time the payments are less than the minimum payment, we have the right to increase the period between payment to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

OPTION 1

SPECIFIED PERIOD            We will make monthly payments for a fixed number of
                            installments. Payments must be made for at least 5 years, but not more than 30 years.

OPTION 2

LIFE ANNUITY                We will make monthly payments while the payee is
                            alive.

OPTION 3

LIFE ANNUITY WITH           We will make monthly payments for a guaranteed
INSTALLMENTS GUARANTEED     period and thereafter while the payee is alive. The
                            guaranteed period must be selected at the time the Annuity option is chosen. The guaranteed periods available are 5, 10, 15 and 20 years.

OPTION 4

JOINT AND SURVIVOR ANNUITY  We will pay the full monthly income while both payees are alive. Upon the death of either payee, we will continue to pay the surviving payee a percentage of the original monthly payment. The percentage payable to the surviving payee must be selected at the time the Annuity option is chosen. The percentages available are 50%, 66 2/3%, 75% and 100%.

OTHER OPTIONS               We may make other Annuity options available.
                            Payments are also available on a quarterly, semi-annual or annual basis.

FIXED ANNUITY               The Certificate Value allocated to the Fixed Account
                            or the Guarantee Periods on the first day preceding the date on which the first Annuity Payment is due is first reduced by any premium taxes and charges that apply. The value that remains will be used to determine the Fixed Annuity monthly payment in accordance with the Annuity option selected.

VARIABLE ANNUITY            The Separate Account Certificate Value, at the end
                            of the Valuation period preceding the Valuation
                            Period that includes the date on which the first
                            Annuity payment is due, is first reduced by any Records Maintenance Charge, charges for other benefits if any that may be added by a rider to the Certificate and any premium taxes that apply. The value that remains is used to determine the first monthly Annuity payment. The first monthly Annuity payment is based upon the guaranteed Annuity option shown in the Annuity Option Table. The Certificate
                            Owner may elect any option available.

                            The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some annuity options provide for a reduction in the income level upon the death of an annuitant, which will reduce the number of Annuity Units.

                            The number of Annuity Units for each Subaccount is calculated by dividing a. by b. where:

                            a. is the amount of the monthly payment that can be attributed to that Subaccount, and

                            b. is the Annuity Unit Value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                            Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. times b. where:

                            a. is the number of Annuity Units per payment in each Subaccount; and

                            b. is the Annuity Unit Value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                            After the first payment, we guarantee that the dollar amount of each Annuity payment will not be affected adversely by actual expenses or changes in mortality experience from the expense and mortality assumptions on which we based the first payment.

ANNUITY UNIT VALUE          The value of an Annuity Unit for each Subaccount, at
                            the end of any subsequent Valuation Period is determined by multiplying the result of a. times b.
                            by c. where:

                            a. is the Annuity Unit Value for the immediately preceding Valuation Period; and

                            b. is the net investment factor for the Valuation Period for which the Annuity Unit Value is being calculated; and

                            c. is the interest factor of .99993235 per calendar day of such subsequent Valuation Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table.










Policy Form No. L-8613                                               Page 17

Policy Form No. L-8613                                               Page 18

                            The net investment factor for each Subaccount for any Valuation Period is determined by dividing a. by
                            b. where:

                            a. is the value of an Annuity Unit of the applicable Subaccount as of the end of the current Valuation Period plus or minus the per share charge or credit for taxes reserved.

                            b. is the value of an Annuity Unit of the applicable Subaccount as of the end of the immediately preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

TRANSFERS DURING THE        During the Annuity Period, the payee(s) may not
ANNUITY PERIOD              convert Fixed Annuity payments to Variable Annuity
                            payments. However, during the Annuity Period, the payee(s), by sending us a written notice in a form satisfactory to us, may convert Variable Annuity payments to Fixed Annuity payments; or have Variable
                            Annuity payments reflect the investment experience of other Subaccounts. A transfer may be made subject to the following:

                            1. Transfers from a Subaccount to the General Account can be effective only on an anniversary of the first Annuity payment date. We must receive notice of such transfer at least thirty days prior to the effective date of the transfer. Unless the Certificate Owner specifies otherwise, transfers to the General Account from the Separate Account will be proportional among the Subaccounts.

                            2. Transfers from one Subaccount to another
                            Subaccount will be effective during the Valuation Period next succeeding the date the notice is received by us. However, if the notice for the transfer is received within seven days immediately preceding an Annuity payment date, the transfer will be effective during the Valuation Period next succeeding that Annuity payment date.

                            3. We reserve the right to limit the number of transfers between Subaccounts to no less than once each Certificate Year.

                            4. We reserve the right to limit the number of Subaccounts that may be used at one time to no less than 3.

                            5. Requests for transfers must meet our current rules and be in a form acceptable to us.

                            The number of Annuity Units per payment attributable to a Subaccount to which transfer is made is equal to, in the case of a transfer between Subaccounts, the number of Annuity Units per payment in the Subaccount from which transfer is being made multiplied by the Annuity Unit Value for that Subaccount divided by the Annuity Unit Value for the Subaccount to which transfer is being made.

ANNUITY PERIOD PROVISIONS (CONTINUED)

                            The amount of money allocated to the General Account in the event of a transfer from a Subaccount equals the annuity reserve for the payee's interest in such Subaccount. The annuity reserve is the product of a. multiplied by b. multiplied by c. where: a. is the number of Annuity Units representing the payee's interest in such Subaccount per Annuity payment; b. is the Annuity Unit Value for such Subaccount; and
                            c. is the present value of $1.00 per payment period using the attained age(s) of the payee(s) and any remaining guaranteed payment that may be due at the time of the transfer. The fixed monthly payments resulting from the transfer will not be less than the amount purchased using the guarantees under the Certificate. Money allocated to the General Account upon such transfer will be applied under the same Annuity option as originally elected. Any guaranteed period payments will be adjusted to reflect the number of guaranteed payments that have already been made. If all guaranteed payments have already been made, no further payments will be guaranteed.

                            All amounts and Annuity Unit Values are determined as of the end of the Valuation Period which precedes the effective date of the transfer.

                            We reserve the right at any time and without notice to any party to terminate, suspend or modify the transfer privileges.

SUPPLEMENTARY AGREEMENT     A supplementary agreement will be issued to reflect
                            payments that will be made under a settlement option. If payment is made as a death benefit distribution, the effective date will be the date of death. Otherwise the effective date will be the date chosen by the Certificate Owner.

DATE OF FIRST PAYMENT       Interest, under an option, will start to accrue on
                            the effective date of the supplementary agreement.
                            The supplementary agreement will provide details on the payments to be made.

EVIDENCE OF AGE, SEX        We may require satisfactory evidence of the age, sex
AND SURVIVAL                and the continued survival of any person on whose
                            life the income is based.

MISSTATEMENT OF AGE OR SEX  If the age or sex of the payee has been misstated, the amount payable under the Certificate will be such as the Purchase Payments sent to us would have purchased at the correct age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments we may make under the Certificate.

BASIS OF ANNUITY OPTIONS    The guaranteed monthly payments are based on an
                            interest rate of 2.50% per year and where mortality is involved, the A2000 Table developed by the Society of Actuaries. We may also make available
                            Variable Annuity payment options based on assumed investment rates other than 2.50%.

DISBURSEMENT OF FUNDS       When the payee dies, the value of any unpaid
UPON DEATH OF PAYEE:        installments will be paid in one sum, to the estate
UNDER OPTIONS 1 OR 3        of the payee unless otherwise provided in the
                            agreement. The commuted value for fixed installments based upon a minimum interest rate of not less than 2.50% will be paid. The commuted value of any variable installments will be determined by applying the Annuity Unit Value next determined following our receipt of due proof of death and will be based on the Assumed Investment Return.

PROTECTION OF BENEFITS      Unless otherwise provided in the supplementary
                            agreement, the payee may not commute, anticipate, assign, alienate or otherwise hinder the receipt of any payment.

Policy Form No. L-8613                                                Page 19

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - SPECIFIED PERIOD



Number                     Number                    Number                     Number
of years Monthly           of years Monthly          of years Monthly           of years Monthly
selected Payment           selected Payment          selected Payment           selected Payment

5        17.69             12       8.01             19       5.48              26      4.33
6        14.92             13       7.48             20       5.27              27      4.22
7        12.94             14       7.03             21       5.08              28      4.11
8        11.46             15       6.64             22       4.90              29      4.02
9        10.31             16       6.29             23       4.74              30      3.92
10        9.39             17       5.99             24       4.59
11        8.64             18       5.72             25       4.46

OPTION TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED


Age of            Monthly Payments Guaranteed        Age of            Monthly Payments Guaranteed
Male                                                 Female
Payee    NONE     60       120      180     240      Payee    NONE     60       120     180      240

55       4.17     4.16     4.13     4.06    3.96     55       3.87     3.86     3.84    3.81     3.75
56       4.27     4.25     4.21     4.14    4.03     56       3.95     3.94     3.92    3.88     3.82
57       4.36     4.35     4.30     4.22    4.09     57       4.03     4.02     4.00    3.95     3.88
58       4.46     4.45     4.40     4.30    4.16     58       4.11     4.11     4.08    4.03     3.95
59       4.57     4.55     4.50     4.39    4.22     59       4.21     4.20     4.17    4.11     4.01
60       4.69     4.67     4.60     4.48    4.29     60       4.30     4.29     4.26    4.19     4.08
61       4.81     4.79     4.71     4.57    4.36     61       4.41     4.40     4.35    4.28     4.15
62       4.94     4.92     4.83     4.66    4.43     62       4.52     4.50     4.46    4.37     4.23
63       5.09     5.05     4.95     4.76    4.49     63       4.64     4.62     4.56    4.46     4.30
64       5.24     5.20     5.08     4.86    4.56     64       4.76     4.74     4.68    4.56     4.37
65       5.40     5.35     5.21     4.96    4.62     65       4.90     4.87     4.80    4.66     4.45
66       5.57     5.52     5.35     5.06    4.69     66       5.04     5.01     4.93    4.77     4.52
67       5.75     5.69     5.49     5.17    4.75     67       5.19     5.16     5.06    4.87     4.59
68       5.95     5.87     5.64     5.27    4.81     68       5.36     5.32     5.20    4.98     4.66
69       6.15     6.07     5.80     5.37    4.86     69       5.53     5.49     5.35    5.10     4.73
70       6.38     6.27     5.96     5.48    4.91     70       5.72     5.68     5.51    5.21     4.80
71       6.61     6.49     6.12     5.58    4.96     71       5.93     5.87     5.67    5.33     4.86
72       6.86     6.72     6.29     5.68    5.00     72       6.15     6.08     5.85    5.44     4.92
73       7.13     6.96     6.47     5.77    5.04     73       6.39     6.31     6.03    5.56     4.97
74       7.42     7.21     6.64     5.86    5.08     74       6.65     6.55     6.21    5.67     5.02
75       7.72     7.48     6.82     5.95    5.11     75       6.93     6.81     6.41    5.78     5.06
76       8.05     7.76     7.00     6.03    5.14     76       7.24     7.08     6.60    5.88     5.10
77       8.40     8.06     7.18     6.11    5.17     77       7.57     7.38     6.80    5.98     5.13
78       8.77     8.37     7.35     6.18    5.19     78       7.92     7.69     7.01    6.07     5.16
79       9.18     8.69     7.53     6.25    5.20     79       8.31     8.02     7.21    6.15     5.18
80       9.60     9.03     7.70     6.31    5.22     80       8.72     8.37     7.41    6.23     5.20
81      10.06     9.38     7.86     6.36    5.23     81       9.17     8.74     7.61    6.30     5.22
82      10.55     9.74     8.02     6.41    5.24     82       9.66     9.13     7.80    6.35     5.23
83      11.07    10.12     8.17     6.45    5.25     83      10.20     9.54     7.98    6.41     5.24
84      11.63    10.50     8.32     6.49    5.26     84      10.77     9.96     8.15    6.45     5.25
85      12.22    10.89     8.45     6.52    5.26     85      11.39    10.40     8.31    6.49     5.26

                              ANNUITY OPTION TABLE
                                   (CONTINUED)




OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY



Age of                     Age of Female Payee
Male
Payee      55       60       65       70      75       80       85

55       3.49     3.66     3.81     3.93    4.02     4.08     4.12
60       3.61     3.83     4.05     4.24    4.40     4.52     4.59
65       3.69     3.97     4.28     4.57    4.84     5.05     5.20
70       3.76     4.09     4.47     4.89    5.31     5.67     5.95
75       3.80     4.17     4.63     5.16    5.75     6.34     6.83
80       3.83     4.23     4.73     5.37    6.14     6.99     7.80
85       3.84     4.26     4.80     5.51    6.44     7.55     8.75



Rates for ages not shown here will be provided upon request.

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY

NON-PARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. WITHDRAWALS AND TRANSFERS FROM THE GUARANTEED PERIOD VALUE BEFORE THE END OF THE GUARANTEED PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT.

This is a legal contract between the Contactholder and Kemper Investors Life Insurance Company.

READ YOUR CONTRACT CAREFULLY


KEMPER INVESTORS LIFE INSURANCE COMPANY
A Stock Life Insurance Company
1 Kemper Drive,
Long Grove, Illinois  60049-0001

Policy Form No. L-8613